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               CONSENT OF ERNST & YOUNG LLP, INDEPENDANT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment No. 51 to the Registration Statement (Form N-1A No. 33-4806) and the incorporation therein of our report dated September 8, 2000 with respect to the financial statements included in the Annual Report of The Galaxy Fund Galaxy Money Market Portfolios (comprising, Galaxy Prime Reserves, Galaxy Government Reserves, and Galaxy Tax-Exempt Reserves).



                                              /s/ Ernst & Young LLP

                                              ERNST & YOUNG LLP


Boston, Massachusetts
November 28, 2000